Exhibit 4.8

Execution Copy

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

AMONG

THE LENDERS,

THE NOTEHOLDERS

AND

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Collateral Agent

Re:

Credit Agreement

Dated as of January 31, 2005,

Note Purchase Agreement

Dated as of October 1, 2002

Note Purchase Agreement

Dated as of January 31, 2005

and

Credit Agreement

Dated as of May 2, 2006

of

ProQuest Company

Dated as of May 2, 2006

i

SECTION 6.	MISCELLANEOUS	20
6.1	Entire Agreement	20
6.2	Notices	20
6.3	Successors and Assigns	21
6.4	Consents, Amendments, Waivers	21
6.5	Governing Law	22
6.6	Counterparts	22
6.7	Severability	22
6.8	Continuing Agreement; Reinstatement	22
6.9	Conflict with Other Agreements	22
6.10	Resolution of Drafting Ambiguities	23
6.11	WAIVER OF JURY TRIAL	23

EXHIBITS:

Exhibit A	Lender Acknowledgment
Exhibit B	Noteholder Acknowledgment

ii

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”) dated as of May 2, 2006 is entered into among the Secured Parties (as defined below) of ProQuest Company, a Delaware corporation (the “Company”) and of certain Subsidiaries of the Company, and LaSalle Bank Midwest National Association, as Collateral Agent.

RECITALS

A. Under the Credit Agreement dated as of January 31, 2005 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “2005 Credit Agreement”), among the Company, each of the lenders party thereto from time to time (collectively, with the Agent, the “2005 Lenders” and individually, a “2005 Lender”) and LaSalle Bank Midwest National Association, f/k/a Standard Federal Bank, N.A., a national banking association, as administrative agent, the 2005 Lenders made certain loans and letters of credit available to the Company (all amounts outstanding at any time in respect of the 2005 Credit Agreement, whether constituting present or future loans, letters of credit or other advances, being hereinafter collectively referred to as the “2005 Advances”). The current aggregate principal balance of loans and letters of credit under the 2005 Credit Agreement is $207,020,795.63. The current aggregate commitment under the 2005 Credit Agreement is $275,000,000, and such aggregate commitment is being reduced on the date hereof pursuant to the May 2006 Waiver (as defined below), resulting in an aggregate commitment to make loans and issue letters of credit (in addition to those existing on the date hereof) of $32,858,506.92.

B. Under the Note Purchase Agreement dated as of October 1, 2002 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “2002 Note Purchase Agreement”), among the Company and the purchasers named therein or that are otherwise holders of the 2002 Notes (collectively, the “2002 Noteholders”), the Company issued and sold to the 2002 Noteholders its 5.45% Notes due October 1, 2012 (such outstanding series of Notes, as amended, restated or otherwise modified or replaced from time to time, together with any additional notes issued pursuant to the 2002 Note Purchase Agreement at any time, collectively, the “2002 Notes”). The current aggregate principal balance of the 2002 Notes is $150,000,000.

C. Under the Note Purchase Agreement dated as of January 31, 2005 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “2005 Note Purchase Agreement”), among the Company and the purchasers named therein or that are otherwise holders of the 2005 Notes (collectively, the “2005 Noteholders”), the Company issued and sold to the 2005 Noteholders its 5.38% Notes due January 31, 2015 (such outstanding series of Notes, as amended, restated or otherwise modified or replaced from time to time, together with any additional notes issued pursuant to the 2005 Note Purchase Agreement at any time, collectively, the “2005 Notes”). The current aggregate principal balance of the 2005 Notes is $175,000,000.

D. Under the Credit Agreement dated as of the date hereof (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “2006 Credit Agreement”), among the Company, each of the lenders party thereto from time to time (collectively, the “2006 Lenders” and individually, a “2006 Lender”) and ING Investment Management, LLC, as administrative agent, the 2006 Lenders are making certain loans available to the Company (all amounts outstanding at any time in respect of the 2006 Credit Agreement, whether constituting present or future loans, letters of credit or other advances, being hereinafter collectively referred to as the “2006 Advances”). The current aggregate commitment under the 2006 Credit Agreement is $23,141,493.08.

E. The Company, certain of its Domestic Subsidiaries, the 2005 Lenders, the 2002 Noteholders, the 2005 Noteholders and the 2006 Lenders have signed a Waiver and Omnibus Amendment Agreement dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, “May 2006 Waiver”). Under the May 2006 Waiver, the Company, as security for the payment of the 2005 Advances, the 2002 Notes, the 2005 Notes, the 2006 Advances and certain other obligations, agreed (i) to cause all Domestic Subsidiaries of the Company to guarantee the 2005 Advances, the 2002 Notes, the 2005 Notes, the 2006 Advances and certain other obligations and (ii) to grant or cause to be granted a security interest in (a) all present and future personal property of the Company and each Domestic Subsidiary, including, without limitation, all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as those terms are defined in the Michigan Uniform Commercial Code) and all other personal property of the Company and of each Guarantor, provided that Liens granted on the Capital Securities of Foreign Subsidiaries owned by the Company or any Guarantor shall not exceed 65% of the voting Capital Securities of such Foreign Subsidiaries if the granting of any Lien in excess of such percentage would cause a material adverse tax consequence for the Company and (b) all present and future real property of the Company and of each Guarantor, other than leasehold interests (the “Collateral”, and each security agreement, pledge agreement, copyright security agreement, patent and trademark security agreement, mortgage, deed of trust, deposit account control agreement and similar agreement and any other agreement from any Grantor granting a Lien on any of its real or personal property to secure the Secured Obligations, as any of the foregoing may be amended or modified from time to time, are referred to collectively as the “Collateral Documents”).

F. The 2005 Lenders, the 2005 Noteholders, the 2002 Noteholders, the 2006 Lenders and the Collateral Agent desire to enter into this Agreement in order to provide for, among other agreements, the sharing of payments received in respect of the Collateral and from the Company and the Guarantors, all as more fully set forth below.

In consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree a follows:

SECTION 1. DEFINITIONS/INTERPRETATION.

1.1 Defined Terms. The following terms shall have the meanings assigned to them below in this §1.1 or in the provisions of this Agreement referred to below:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 5% or more of any class of Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Securities, by contract or otherwise.

“Attorney Costs” means, with respect to any Person, all reasonable fees and charges of any counsel to such Person and all court costs and similar legal expenses.

“Bank Agent” means LaSalle, in its capacity as administrative agent for the 2005 Lenders under the 2005 Credit Agreement, and any successor administrative agent under the 2005 Credit Agreement.

“Bank Product Agreements” means those certain agreements entered into from time to time between any Grantor and a Lender or its Affiliates in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any of the Grantors to any of the Bank Agent or any of the Lenders pursuant to or evidenced by Bank Product Agreements or owing pursuant to Bank Products and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Grantor is obligated to reimburse to the Bank Agent or any Lender as a result of the Bank Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Grantors pursuant to the Bank Product Agreements.

“Bank Products” means banking services or products provided to any Grantor or their Subsidiaries by the Bank Agent or any of the Lenders or any of their Affiliates in respect of any automated clearing house transactions, foreign exchange contracts (whether spot, forward, option or otherwise), overdraft protection, lockbox services, deposit account services or other cash management arrangements, including without limitation controlled disbursement, accounts or services. Interest rate protection products and credit cards shall not be considered Bank Products under this Agreement.

“Bankruptcy Proceeding” means with respect to any Person a general assignment by such Person for the benefit of its creditors or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking an appointment of a receiver, trustee, custodian or any similar official for such Person or for any substantial part of its property.

“Base Note Obligations” means the principal portion of the 2002 Notes and the 2005 Notes as of the date hereof, which amount is $325,000,000, as such amount is reduced from time to time.

“Base 2005 Credit Agreement Obligations” means the principal portion of the 2005 Advances as of the date hereof, which amount is $207,020,795.63, as such amount is reduced from time to time.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks are not open for the majority of their banking business in Chicago, Detroit or New York.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired hereafter, including without limitation common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Cash Equivalents” means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations fully guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses (a) and (b), so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., respectively.

“Collateral” shall have the meaning assigned thereto in the Recitals hereof.

“Collateral Agent” means LaSalle, in its capacity as Collateral Agent for the Secured Parties hereunder, and any successor Collateral Agent determined under §2.9 hereof.

“Collateral Documents” shall have the meaning assigned thereto in the Recitals hereof.

“Company” shall have the meaning assigned thereto in the first paragraph hereof.

“Credit Card Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any of the Grantors to any of the Bank Agent or any of the Lenders or any of their Affiliates in respect of credit cards, credit card processing services or related credit, debit and purchase card products (excluding any Bank Products), irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Grantor is obligated to reimburse to the Bank Agent or any Lender as a result of the Bank Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect thereto.

“Directing Secured Parties” means, with respect to any particular instruction given to the Collateral Agent, each Secured Party that has given such instructions to the Collateral Agent.

“Distribution Account” is defined in §4.1(i).

“Domestic Subsidiary” means any Subsidiary of the Company that is not a Foreign Subsidiary.

“Enforcement” means the commencement of enforcement, collection (judicial or non-judicial foreclosure) or similar proceeding or the exercising of any rights or remedies, or the taking of any other action, under the Collateral Documents (whether or not in a Bankruptcy Proceeding), including, but not limited to, the sale, use, lease or other disposition of the Collateral or appearing in any court on behalf of the interests of any Secured Party in respect of the Collateral.

“Enforcement Direction” means a written instruction by the Required Secured Parties to the Collateral Agent directing the Collateral Agent to take action to enforce its Liens against the Collateral, and setting forth with reasonable specificity the types of enforcement action to be taken.

“Event of Default” means an “Event of Default” as defined in either of the Note Purchase Agreements, an “Event of Default” as defined in the 2005 Credit Agreement, an “Event of Default” as defined in the 2006 Credit Agreement or any event with equivalent effects under any other Financing Document, excluding, in all of the foregoing cases, all Specified Defaults.

“Financing Documents” means the May 2006 Waiver, the 2005 Credit Agreement, the Notes, the Note Purchase Agreements, the 2006 Credit Agreement, this Agreement, the Collateral Documents and all other instruments, documents or agreements entered into in connection with any Secured Obligation.

“Foreign Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State or other political subdivision thereof or the District of Columbia.

“Grantors” means the Company, each Guarantor and each other Person who grants a Lien on any Collateral to the Collateral Agent under the Collateral Documents securing the Secured Obligations.

“Guaranties” means each present and future guaranty or other agreement under which any Guarantor guarantees or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to assure a creditor against loss) for any of the Secured Obligations.

“Guarantor” means each present and future Domestic Subsidiary of the Company and each other Person that delivers a Guaranty at any time.

“Hedging Agreement” means any interest rate or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates or commodity prices, excluding any Bank Product or Bank Product Agreement.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with generally accepted accounting principles.

“LaSalle” means LaSalle Bank Midwest National Association, a national banking association.

“Lender Superpriority Obligations” means the principal portion of the 2005 Advances in excess of Base 2005 Credit Agreement Obligations that are not prohibited from being incurred (as of the time incurred) by the May 2006 Waiver, and the interest and letter of credit fees on such principal portion and non-use fees attributable thereto.

“Lenders” means (a) the 2005 Lenders and (b) any Affiliates of any 2005 Lender party to a Hedging Agreement or Bank Product Agreement.

“Lien” means, with respect to any Person, any interest granted by or arising with respect to such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Make-Whole Amount” shall have the meaning assigned thereto in the applicable Note Purchase Agreement as modified by the May 2006 Waiver.

“May 2006 Waiver” shall have the meaning assigned thereto in the Recitals hereof.

“Net Cash Proceeds” means, with respect to any sale, lease, assignment or other transfer of any Collateral or other assets, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) pursuant to such sale, lease, assignment or other transfer net of (i) the direct costs relating to such sale, lease, assignment or other transfer (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any obligations secured by a Lien on the asset subject to such sale, lease, assignment or other transfer that has priority over the Lien of the Collateral Agent on such asset.

“Non-available Proceeds” is defined in §4.1(h).

“Non-Directing Secured Parties” means, with respect to any particular instruction given to the Collateral Agent, each Secured Party that has not given or agreed with such instruction given to the Collateral Agent.

“Noteholder Agent” means ING Investment Management, LLC, in its capacity as administrative agent for the 2006 Lenders under the 2006 Credit Agreement, and any successor administrative agent under the 2006 Credit Agreement.

“Noteholder Superpriority Commitments” means the commitments to lend to the Company under the 2006 Credit Agreement.

“Noteholder Superpriority Obligations” means the principal amount of the loans made under the 2006 Credit Agreement that are not prohibited from being incurred (as of the time incurred) by the May 2006 Waiver, and the interest and letter of credit fees on such principal portion and non-use fees attributable thereto.

“Note Purchase Agreements” means collectively the 2002 Note Purchase Agreement and the 2005 Note Purchase Agreement.

“Noteholders” means, collectively, the 2002 Noteholders, the 2005 Noteholders and the 2006 Lenders.

“Notes” means collectively the 2002 Notes and the 2005 Notes.

“Notice of Event of Default” is defined in §3.2.

“Notice of Special Default” is defined in §5.5.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

“Pro Rata Share” means, as to any Secured Party and as of any date, a fraction, the numerator of which shall be the aggregate amount of all outstanding Secured Obligations owing to such Secured Party, and the denominator of which is the aggregate amount of all outstanding Secured Obligations.

“Proceeds” means all proceeds of the Collateral, including without limitation (a) all proceeds of any collection, sale or other disposition of the Collateral, (b) all payments and other distributions and proceeds with respect to the Collateral in any Bankruptcy Proceeding, (c) all proceeds from any sale or other disposition of any Secured Obligations or any interest therein to any Grantor or any Affiliate thereof, (d) all amounts, if any, from the exercise by any Secured Party of any right of setoff, banker’s lien or similar right with respect to any Collateral, and (e) all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receiving Secured Party” is defined in §4.1(c).

“Required Noteholders” means the Noteholders, considered as a single class, holding more than 50% of sum of (a) the aggregate outstanding principal amount of the 2002 Notes and the 2005 Notes and (b) the Noteholder Superpriority Commitments or, if the Noteholder Superpriority Commitments have expired or been terminated, the Noteholder Superpriority Obligations.

“Required Secured Parties” means: (a) the Required 2005 Lenders and (b) the Required Noteholders; each voting as a class.

“Required 2005 Lenders” means the Lenders holding more than 50% of the sum of the unused commitments under the 2005 Credit Agreement and the 2005 Advances.

“Required 2006 Noteholders” means the Noteholders holding more than 50% of the commitments under the 2006 Credit Agreement or, if such commitments have expired or been terminated, Noteholders holding more than 50% of the 2006 Advances.

“Secured Obligations” means at any time, without duplication, all of the following obligations outstanding at such time: principal of, premium (including, without limitation, any Make-Whole Amount payable to any Noteholder), if any, and interest (including without limitation default interest and interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) and all other obligations and liabilities on or under all Notes, all 2005 Advances, all 2006 Advances, all reimbursement obligations under all letters of credit issued pursuant to the 2005 Credit Agreement (including, without limitation, any obligation to provide cash collateral for any outstanding letters of credit), all Bank Product Obligations, all Hedging Obligations, Credit Card Obligations, all Superpriority Obligations and all other obligations of the Company or any of its Subsidiaries under or in respect of any Financing Document, including, without limitation, indemnification payments and all reasonable costs and expenses incurred by the Secured Parties, the Bank Agent and the Noteholder Agent in connection with enforcing or administering any obligations of the Grantors thereunder, including without limitation all Attorney Costs.

“Secured Obligation Distributions” means all Proceeds, whether received pursuant to an Enforcement or otherwise by the Collateral Agent or any other Secured Party, and all payments or other distributions on any of the Secured Obligations, whether by voluntary or mandatory payment, exercise of the right of setoff, counterclaim, cross-action, enforcement of any claim in respect of the Secured Obligations owing to any Secured Party by proceedings against any Grantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise.

“Secured Parties” means the Collateral Agent, the Lenders and the Noteholders.

“Special Event of Default” means (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any of its Subsidiaries, (b) the acceleration or final maturity (if the relevant Secured Obligations are not paid in full upon such maturity) of any of the Secured Obligations, (c) the failure to pay principal amount due on the Secured Obligations or (d) the occurrence of any other Event of Default if the Required Secured Parties have given written notice thereof to the Collateral Agent and requested a specific Enforcement to be taken that is permitted by the Collateral Documents (provided that the Collateral Agent shall not be obligated to take such specific Enforcement unless directed to do so under §3).

“Specified Defaults” has the meaning ascribed thereto in the May 2006 Waiver.

“Stated Amount” means, with respect to any letter of credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such letter of credit.

“Subsidiary” of a Person means any other Person more than 50% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company.

“Superpriority Obligations” means, collectively, the Lender Superpriority Obligations and the Noteholder Superpriority Obligations.

“2005 Advances” shall have the meaning assigned thereto in the Recitals hereof.

“2005 Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“2005 Lenders” shall have the meaning assigned thereto in the Recitals hereof.

“2005 Note Purchase Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“2005 Noteholders” shall have the meaning assigned thereto in the Recitals hereof.

“2005 Notes” shall have the meaning assigned thereto in the Recitals hereof.

“2006 Advances” shall have the meaning assigned thereto in the Recitals hereof.

“2006 Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“2006 Lenders” shall have the meaning assigned thereto in the Recitals hereof.

“2002 Note Purchase Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“2002 Noteholders” shall have the meaning assigned thereto in the Recitals hereof.

“2002 Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Voting Stock” of a Person means all classes of Capital Securities of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar Persons thereof.

“Waiver Period” has the meaning ascribed thereto in the May 2006 Waiver.

1.2 Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement. For purposes of this Agreement, the outstanding principal amount of Secured Obligations relating to letters of credit shall be the Stated Amount thereof.

SECTION 2. APPOINTMENT OF COLLATERAL AGENT.

2.1 Appointment and Authorization. Each Secured Party hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any Collateral Document, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “collateral agent” herein and in each Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

2.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any Collateral Document by or through Affiliates, agents, employees or attorneys-in-fact. The Collateral Agent shall not be responsible for the negligence or misconduct of any Affiliate, agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. The Collateral Agent shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to its role as Collateral Agent (including without limitation its duties as Collateral Agent), but not otherwise, and provided that the aggregate amount of fees that may be incurred by the Collateral Agent for any such other consultant or expert (other than in connection with defending against a claim made against the Collateral Agent) shall not exceed $250,000 in aggregate amount without the prior written consent of the Required Secured Parties. As described in this Agreement, the Collateral Agent is required to follow the directions of the Required Secured Parties as described in §3.1.

2.3 Exculpation of Collateral Agent. None of the Collateral Agent nor any of its Affiliates, directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Collateral Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Secured Party or participant for any recital, statement, representation or warranty made by any Grantor or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Collateral Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Collateral

Document (or, except as provided in §3.3, the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Grantor to perform its obligations hereunder or under any Collateral Document or otherwise. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Collateral Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates. In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit).

2.4 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Collateral Document unless it shall first receive such advice or concurrence of the Required Secured Parties as it deems appropriate and, if it so requests, confirmation from the Secured Parties of their obligation to indemnify the Collateral Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Collateral Document in accordance with a request or consent of the Required Secured Parties and such request and any action taken or failure to act pursuant thereto shall be binding upon each Secured Party.

2.5 Credit Decision. Each Secured Party acknowledges that the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Grantors, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party as to any matter, including whether the Collateral Agent has disclosed material information in its possession. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Grantors, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Collateral Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Secured Parties by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Collateral Agent.

2.6 Indemnification. Each Secured Party shall indemnify upon demand the Collateral Agent and its Affiliates, directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the “Indemnified Liabilities”), incurred by the

Collateral Agent or its Affiliates, directors, officers, employees and agents acting in connection with its capacity as Collateral Agent as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of, this Agreement or any Collateral Document or to any of the transactions related thereto; provided that no Secured Party shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Secured Parties shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Secured Party shall reimburse the Collateral Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs and taxes) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Collateral Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Secured Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Collateral Agent.

2.7 Collateral Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Grantors and Affiliates as though LaSalle were not the Collateral Agent hereunder and without notice to or consent of any Secured Party. Each Secured Party acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to their Secured Obligations, LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Secured Party and may exercise the same as though LaSalle were not the Collateral Agent, and the terms “Secured Party” and “Secured Parties” include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

2.8 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Special Event of Default unless the Collateral Agent has received a notice of such Special Event of Default pursuant to §5.5. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent has received a Notice of Event of Default pursuant to §3.2. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default. Other than as set forth in §5.5, the Collateral Agent shall have no duty to inform the Secured Parties of any Special Event of Default. The Collateral Agent shall have no duty to inform the Secured Parties of any Event of Default or Unmatured Event of Default.

2.9 Resignation or Removal of Collateral Agent. (a) The Collateral Agent may resign at any time by giving at least 60 days’ notice thereof to the Secured Parties (such resignation to take effect upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder). The Collateral Agent may be removed at any time with or without cause by written notice received by the Collateral Agent from the Required Secured Parties, such removal to be effective on the date specified by the Required Secured Parties. In the event of any such resignation or removal of the Collateral Agent, the Required Secured Parties shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Required Secured Parties and accepted such appointment within 45 days after the notice of the intent of the Collateral

Agent to resign or the notice of removal, as the case may be, then the retiring or removed Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent. If the Collateral Agent has resigned or been removed and no successor Collateral Agent has been appointed, the Required Secured Parties may perform all the duties of the Collateral Agent hereunder and the Grantors shall make all payments in respect of the Secured Obligations to the applicable Secured Party and for all other purposes shall deal directly with the Secured Parties. Any successor Collateral Agent appointed pursuant to this §2.9 shall be a commercial bank or other financial institution organized under the laws of the United States of America or any state thereof having (1) a combined capital and surplus of at least $500,000,000 and (2) a rating upon its long-term senior unsecured indebtedness of “A” or better by Moody’s Investors Service, Inc. or “A” or better by Standard & Poor’s Ratings Services.

(b) Upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent. The retiring Collateral Agent shall be discharged from its duties and obligations hereunder upon the appointment of the successor Collateral Agent. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this §2.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

2.10 Execution of Collateral Documents. The Secured Parties hereby irrevocably authorize and empower the Collateral Agent to execute and deliver to the Grantors on their behalf the Collateral Documents and all related agreements, documents or instruments as shall be necessary or appropriate as determined by the Collateral Agent in good faith in order to effectuate the purposes of the Collateral Documents and any such other related agreements, documents and instruments as instructed by the Required Secured Parties.

2.11 Collateral Releases. The Secured Parties hereby irrevocably authorize and empower the Collateral Agent to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases or subordinations of the Collateral which shall be permitted by the terms hereof.

2.12 Actions of the Collateral Agent. Notwithstanding anything herein to the contrary, all terms and provisions hereof with respect to the Collateral Agent or in any Collateral Document shall be subject to the terms of this §2.

SECTION 3. DECISIONS RELATING TO ADMINISTRATION AND EXERCISE OF REMEDIES

3.1 Exercise of Rights.

(a) Except as set forth in this §3.1 and in §3.2, the Collateral Agent agrees that it will not (i) release any Collateral without the direction of the Required Secured Parties or (ii) commence Enforcement without the direction of the Required Secured Parties.

(b) Subject to §3.1(d) and at any time following the occurrence of a Special Event of Default, the Required Secured Parties may give the Collateral Agent an Enforcement Direction. The Collateral Agent shall give each Secured Party prompt notice of its receipt of any Enforcement Direction from the Required Secured Parties. Any Enforcement Direction may be withdrawn or otherwise rescinded at any time, but only upon the written direction of the Required Secured Parties.

(c) The Collateral Agent agrees to administer the Collateral Documents and the Collateral and to make such demands and give such notices under the Collateral Documents as the Required Secured Parties may request pursuant to an Enforcement Direction. The Collateral Agent may at any time request directions from the Required Secured Parties as to any course of action or other matter relating hereto or relating to any Collateral Document. If the Required Secured Parties do not provide written instructions (i) when the Collateral Agent has requested such instructions after an Enforcement has been commenced in accordance with an Enforcement Direction and action is required to be taken or some rights or benefits may be lost or (ii) in the case of an emergency in order to protect any of the Collateral, the Collateral Agent may take, but shall have no obligation to take, any and all such actions as it shall deem in good faith to be in the best interests of the Secured Parties, and the Collateral Agent shall have no liability for any such actions or any failure to act; provided that once an Enforcement Direction from the Required Secured Parties has been received by the Collateral Agent, the actions of the Collateral Agent shall be governed by such directions and the Collateral Agent shall not take any further action which would be contrary thereto.

(d) This Agreement shall continue to be effective among the Secured Parties in any Bankruptcy Proceeding and each Secured Party agrees, notwithstanding anything in §3.1(b) and §3.1(c), that:

(i) Except as set forth below in this §3.1(d), the Collateral Agent shall act on behalf of all Secured Parties in connection with all matters directly relating to the Collateral, including, but not limited to, the use, sale or lease of Collateral, grant of any new or additional Liens in respect of the Collateral, use of cash collateral, relief from the automatic stay and adequate protection, but in doing so the Collateral Agent shall act only on the instructions of the Required Secured Parties; provided that, notwithstanding anything herein to the contrary, no such instructions by the Required Secured Parties shall treat the holders of any of the Secured Obligations differently with respect to rights in the Collateral from the holders of any of the other Secured Obligations and the Required Secured Parties shall use commercially reasonable efforts to provide instructions to the Collateral Agent in a prompt manner. Notwithstanding anything in this Agreement to the contrary, if the Required Secured Parties have not agreed upon or provided directions to the Collateral Agent in connection with a particular issue in a Bankruptcy Proceeding, each Secured Party (if such Secured Party has reasonably determined that the Required Secured Parties have not agreed upon the directions to be given to the Collateral Agent in connection with a particular issue, and the Collateral Agent shall have no duty to determine if the Required Secured Parties have not agreed on a particular issue) shall have the independent right to take action in such Bankruptcy Proceeding in its individual capacity and to appear and be heard on such issue before the bankruptcy or other applicable court in such Bankruptcy Proceeding with respect to such issue, and such issue may include, without limitation, issues with respect to any question concerning relief from the automatic stay, the post-petition sale, lease or use of Collateral and post-petition financing arrangements, and, in such circumstances, the Collateral Agent shall not be entitled or required to initiate any actions on behalf of any Secured Party relating to the disputed issue or to appear and be heard on such disputed issue before the bankruptcy or other applicable court.

(ii) Each Secured Party shall be free to act independently on any issue not directly relating to the Collateral, and nothing herein shall be interpreted to preclude any Secured Party from independently taking action or being heard in any Bankruptcy Proceeding regarding the applicable debtor or debtors generally, such party’s claims or interests generally or treatment under a plan of reorganization, including, without limitation, matters relating to the commencement of a voluntary or involuntary case, case administration, operation of any debtor’s business, contract assumption or rejection, motions for the appointment of a trustee or examiner or the conversion of a case to Chapter 7 of the United States Federal Bankruptcy Code, matters relating to management personnel duties and compensation, matters related to claims allowance or resolution, exclusivity and plan proposal, plan voting and plan confirmation.

(e) Each Secured Party agrees that the Collateral Agent shall act as the Required Secured Parties may request (regardless of whether any individual Secured Party agrees, disagrees or abstains with respect to such request), provided that the Collateral Agent shall have no liability for acting in accordance with such request and that no Directing Secured Party or Non-Directing Secured Party shall have any liability to any Non-Directing Secured Party or Directing Secured Party, respectively, for any such request. The Collateral Agent shall give prompt notice to the Non-Directing Secured Parties of action taken pursuant to the instructions of the Required Secured Parties; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken.

(f) The Collateral Agent may at any time request directions from the Required Secured Parties as to any course of action or other matter relating hereto or relating to the Collateral Documents. Except as otherwise provided in this Agreement or the Collateral Documents, directions given by the Required Secured Parties to the Collateral Agent hereunder shall be binding on all Secured Parties, including all Non-Directing Secured Parties, for all purposes.

(g) Nothing contained in this Agreement shall affect the rights of any Secured Party to give the Company or any other Grantor notice of any default, accelerate or make demand for payment of their respective Secured Obligations or collect payment thereof other than through a realization on or in respect of the Collateral or any part or portion thereof, nor shall anything contained in this Agreement be deemed or construed to affect the rights of any Secured Party to administer, modify, waive or amend any term or provision of any Financing Document to which it is a party, other than this Agreement and the Collateral Documents. If the Required Secured Parties instruct the Collateral Agent to take any action, commence any proceeding or otherwise proceed against the Collateral or enforce the Collateral Documents, and such action or proceeding is or may be defective without the joinder of other Secured Parties as parties, then all other Secured Parties shall join in such actions or proceedings. Each Secured Party agrees not to take any action to enforce any term or provision of the Collateral Documents or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement or as permitted under §2.9 upon the resignation or removal of the Collateral Agent if the Required Secured Parties are performing the duties of the Collateral Agent.

(h) Each Secured Party agrees that, so long as any Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise rights and remedies under the Collateral Documents. Each Secured Party (other than the Collateral Agent) shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement:

(i) except as set forth in §3.1(d), refrain from taking or filing any action, judicial or otherwise, to enforce any right or pursue any remedy under the Collateral Documents, except for delivering notices hereunder;

(ii) refrain from accepting any other security for the Secured Obligations from the Company or any Subsidiary of the Company, except for any security granted to the Collateral Agent for the benefit of all Secured Parties; and

(iii) refrain from exercising any right or remedy under the Collateral Documents;

provided, however, that nothing contained in subsections (i) through (iii) above shall prevent any Secured Party from imposing a default rate of interest in accordance with the applicable Financing Document or prevent a Secured Party from raising any defense in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any Collateral Documents in the manner directed by the Required Secured Parties as described herein.

(i) Each Secured Party (or any applicable agent or representative thereof) shall (i) promptly from time to time, upon the written request of the Collateral Agent notify the Collateral Agent of the outstanding Secured Obligations owed to such Secured Party as of such date as the Collateral Agent may specify; and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Secured Party to be applied to satisfy such Secured Obligations (other than payments received from the Collateral Agent). Each Secured Party shall certify as to such amounts owing to such Secured Party and the Collateral Agent shall be entitled to rely conclusively upon such certification.

(j) Each Secured Party agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as the Collateral Agent may reasonably request to carry into effect the terms, provisions and purposes of this Agreement and the Collateral Documents or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

3.2 Release of Collateral. Unless the Collateral Agent has received written notice from a Secured Party or the Company (and such notice is designated as the “Notice of Event of Default”) that an Event of Default exists, the Collateral Agent may (and shall at the request of any Grantor), upon at least five Business Days prior written notice to the Secured Parties (but without the approval of any Secured Party), (a) release any Collateral which is permitted to be sold or disposed of or otherwise released pursuant to the May 2006 Waiver and this Agreement (and it is acknowledged that no other Financing Documents prohibit or otherwise limit the sale or other disposal, or the release of, any Collateral) and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest (for the benefit of the Secured Parties) in such Collateral and (b) subordinate any Lien on any property which constitutes Collateral to the holder of any purchase money security interest in such property or lease of equipment and so long as such purchase money security interest or the Lien under such equipment lease attaches only to the property so acquired or leased and is permitted by the Financing Documents or subordinate any other Lien on any property which constitutes Collateral to the extent permitted by the May 2006 Waiver and this Agreement. In determining whether any such release or subordination is permitted under each of the May 2006 Waiver and this Agreement, the Collateral Agent may, unless it has received written notice to the contrary (and without any review of any Financing Document or any other investigation or inquiry) from a Secured Party after the Collateral Agent has given written notice to the Secured Parties of such proposed release or subordination but before such proposed release or subordination, conclusively assume that such release or subordination is permitted by the applicable Financing Documents. The Secured Parties hereby empower and authorize the Collateral Agent to execute and deliver to the Company and its Subsidiaries on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any Collateral Document or which shall otherwise have been approved by the Required Secured Parties in writing. Other than pursuant to the terms of this §3.2 and §6.4, the Collateral Agent shall not release or subordinate any Lien granted in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Collateral Documents.

3.3 Perfection of Security Interests. The Collateral Agent shall provide the Secured Parties with a written description of the steps it has taken to perfect the security interests in the Collateral, and the Collateral Agent shall have no obligation to take any further steps to perfect any security interests in the Collateral unless (a) the Collateral Agent has received written notice from a Secured Party referring to this Agreement and specifically describing such further steps and stating that such notice is a “Notice of Request for Additional Perfection Action” (and, if any such notice is received by the Collateral Agent, the Collateral Agent shall give prompt notice thereof to the Secured Parties), (b) the Required 2005 Lenders or the Required Noteholders instruct the Collateral Agent in writing to take such further steps requested in such notice and (c) the Collateral Agent is permitted to take such action under the Collateral Documents and by law and is indemnified to its satisfaction.

SECTION	4. APPLICATION OF DISTRIBUTIONS.

4.1 Application of Distributions.

(a) Any and all Secured Obligation Distributions at any time shall be allocated in the following order:

FIRST: To the payment of the reasonable costs and expenses of the Collateral Agent, including, without duplication, all Attorney Costs of the Collateral Agent and all reasonable out-of-pocket expenses, liabilities and advances made or incurred by the Collateral Agent (in its capacity as such);

SECOND: To the ratable payment of the reasonable costs and expenses of any of the Secured Parties, the Bank Agent and the Noteholder Agent that are Secured Obligations, including, without duplication, all Attorney Costs of any of the Secured Parties, the Bank Agent and the Noteholder Agent and all reasonable out-of-pocket expenses made or incurred by any of the Secured Parties, the Bank Agent and the Noteholder Agent that are Secured Obligations;

THIRD: To the ratable payment of the Superpriority Obligations, provided that, so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Proceeds received from the sale, lease, license or other disposition of Collateral (other than the sale, lease, license or other disposition of Collateral in the ordinary course of business consistent with past practices) prior to the date on which the Waiver Period (as defined in the May 2006 Waiver on the date hereof) expires up to an aggregate amount not to exceed the lesser (i) $5,000,000 or (ii) the amount of the Secured Obligations described in clause “FOURTH” below, shall be applied first to the Secured Obligations described in clause “FOURTH” below;

FOURTH: To the ratable payment of the other Secured Obligations owing to the Secured Parties, other than (i) the aggregate principal amount (and any interest related thereto) of the 2005 Advances which are not Lender Superpriority Obligations (which Lender Superpriority Obligations are included in clause “THIRD” above) and are in excess of Base 2005 Credit Agreement Obligations, (ii) the aggregate principal amount (and any interest related thereto) under the 2002 Notes and the 2005 Notes in excess of Base Note Obligations, (iii) the aggregate principal amount (and any interest related thereto) of the 2006 Advances which are not Noteholder Superpriority Obligations (which Noteholder Superpriority Obligations are included in clause “THIRD” above), (iv) Hedging Obligations and (v) Credit Card Obligations;

FIFTH: To the ratable payment of all other Secured Obligations owing to the Secured Parties; and

SIXTH: After payment in full of all Secured Obligations, to the payment to or upon the order of Grantors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Secured Obligation Distributions.

Until such Secured Obligation Distributions are so applied, each Secured Party shall hold such Secured Obligation Distributions in its custody in accordance with its regular procedures for handling deposited funds. Any Secured Obligation Distributions received directly by any Secured Party which it would not be entitled to retain hereunder shall be promptly paid over to the Collateral Agent for distribution in accordance with this Agreement. Any such Secured Obligation Distributions not paid over to the Collateral Agent in accordance with the preceding sentence shall be, and shall be deemed to be, held in trust by such Secured Party for the benefit of all of the Secured Parties. Notwithstanding the above, any payment of interest on the Notes, the 2005 Advances or the 2006 Advances or non-use fees or letter of credit fees under the 2005 Credit Agreement or the 2006 Credit Agreement made on any day may be retained by the Secured Parties if (i) an Event of Default does not exist, (ii) such payment does not violate any terms of the May 2006 Waiver and (iii) all payments of interest on the Notes, the 2005 Advances and the 2006 Advances and all non-use fees and letter of credit fees under the 2005 Credit Agreement and the 2006 Credit Agreement due on or before such day have been made.

(b) Any Secured Obligation Distributions applied in accordance with each of the levels in §4.1(a) designated as SECOND, THIRD, FOURTH and FIFTH above shall be allocated within that level so that each Secured Party shall receive payment of its proportionate amount of all such Secured Obligation Distributions based upon the proportion which the amount of such Secured Obligations at such level of such Secured Party bears to the total amount of all Secured Obligations at such level of all such Secured Parties.

(c) Each Secured Party hereby agrees with each other Secured Party that all Secured Obligation Distributions shall be shared so that all Secured Obligation Distributions shall be applied to the Secured Obligations in the order set forth in §4.1(a). Accordingly, each Secured Party hereby agrees that in the event (i) any Secured Party shall receive a Secured Obligation Distribution (a “Receiving Secured Party”) and (ii) any other Secured Party shall not concurrently receive the amount of such Secured Obligation Distribution to which it would be entitled if such Secured Obligation Distribution would have been applied to the Secured Obligations in the order set forth in §4.1(a), then the Receiving Secured Party shall promptly remit such amounts of such Secured Obligation Distribution to each other Secured Party who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Secured Party pursuant hereto) each Secured Party shall have received its share of such Secured Obligation Distribution to which it would be entitled if such Secured Obligation Distribution would have been applied to the Secured Obligations in the order set forth in §4.1(a). Any such payments under this §4.1(c) shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Secured Parties of such amounts of the Secured Obligations (or interest therein), as the case may be, to the extent necessary to cause such Receiving Secured Party to share such Secured Obligation Distributions with the other Secured Parties as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Secured Party and if such Secured Obligation Distributions or part thereof is thereafter recovered from such Receiving Secured Party that made such purchase or payment (including, without limitation, by any Grantor, any trustee in bankruptcy of any Grantor or any Secured Party thereof), the related purchase from the other Secured Parties shall be rescinded ratably and the purchase price restored as to the portion of such Secured Obligation Distributions so recovered, but without interest.

(d) Payments of Secured Obligation Distributions in respect of (i) the 2005 Advances shall be made to the 2005 Lenders in accordance with the 2005 Credit Agreement; (ii) the 2006 Advances shall be made to the 2006 Lenders in accordance with the 2006 Credit Agreement; (iii) the Notes shall be made as directed in writing by the Noteholder to whom paid; and (iv) any other Secured Obligations shall be made as directed in writing by the applicable holder thereof to whom paid.

(e) For the purposes of payments and distributions hereunder, the full amount of Secured Obligations on account of any letter of credit shall be deemed to be then due and owing, and the face amount of any letters of credit then outstanding but not drawn upon and all unreimbursed obligations due on any letter of credit that have been drawn upon shall be considered principal owing pursuant to Secured Obligations relating to letters of credit provided that any Secured Obligation Distributions distributed in respect thereof shall be deposited in a separate collateral account in the name of and under the control of the Collateral Agent and held by the Collateral Agent first as security for such letter of credit Secured Obligations and then as security for all other Secured Obligations and the amount of such Secured Obligation Distributions so deposited shall be applied to the letter of credit Secured Obligations at such times and to the extent that such letter of credit Secured Obligations become absolute liabilities and if and to the extent that the letter of credit Secured Obligations fail to become absolute Secured Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such Secured Obligation Distributions shall be applied to the remaining Secured Obligations in the order provided herein. Notwithstanding the foregoing, letters of credit that constitute Lender Superpriority Obligations will not be required to be cash collateralized under this Section 4.1(e) and Secured Obligation Distributions may be applied to the other Superpriority Obligations under paragraph THIRD of Section 4.1(a) or, if permitted, to other Secured Obligations, without any requirement of cash collateralizing letters of credit that constitute Lender Superpriority Obligations if at the time of such Secured Obligation Distributions all of the following conditions are satisfied: (i) no Unmatured Event of Default of Event of Default has occurred and is continuing, (ii) the Waiver Period has not ended and (iii) the commitments to make 2005 Advances that constitute Lender Superpriority Obligations have not been terminated or expired.

(f) If at any time the Collateral Agent is required to restore or return to any Grantor any amount distributed to the Secured Parties pursuant to the provisions of this Agreement (including specifically this §4.1), whether such restoration or return is required by reason of a Bankruptcy Proceeding or otherwise, then each Secured Party shall be required to return to the Collateral Agent such Secured Party’s proportionate share of the amounts so required to be returned by the Collateral Agent.

(g) Nothing herein contained shall obligate any Secured Party to resort to any setoff, banker’s lien or similar right, the taking of any such action to remain within the absolute discretion of such Secured Party without obligation of any kind to the other Secured Parties to take any such action.

(h) Non-cash proceeds of Collateral and proceeds of Collateral which, due to a restraining order or otherwise, are not permitted to be applied to the Secured Obligations, or because the Collateral Agent or the receiving Secured Party in the exercise of its reasonable discretion has determined it to be impracticable to divide and apply any such non-cash proceeds to the payment of any of the Secured Obligations owed to the Secured Parties (herein referred to as “Non-available Proceeds”) shall be held by the Collateral Agent or, as the case may be, the Secured Party so receiving such Non-available Proceeds, as agent for the Secured Parties. At such time as such Non-available Proceeds are later converted to cash or such Non-available Proceeds are later permitted to be applied, or later become practical to divide and may otherwise be applied, against any of the Secured Obligations, then such Non-available Proceeds shall promptly be divided and paid at such time in accordance with the terms of this Agreement. Notwithstanding the foregoing, if any Non-available Proceeds that are non-cash and are available to be applied in satisfaction of any Secured Obligation by operation of a plan of reorganization in any Bankruptcy Proceeding, the Required Secured Parties may direct the Collateral Agent to distribute such non-cash distribution to the Secured Parties as provided in §4.1(a).

(i) Until any amount to be applied pursuant to §4.1(a) is so applied, the applicable Secured Party shall hold such amount in a separate account (the “Distribution Account”) established for the benefit of the Secured Parties and identified as the “Proquest Secured Parties Distribution Account”. The funds in the Distribution Account may be, but shall not be required to be, invested in Cash Equivalents, unless otherwise instructed in writing by the Required Secured Parties.

SECTION 5. AGREEMENTS AMONG THE SECURED PARTIES.

5.1 Independent Actions by Secured Parties. Nothing contained in this Agreement shall prohibit any Secured Party from (a) accelerating the maturity of, or demanding payment from any Grantor on, any Secured Obligation or from instituting legal action against the Company or any Guarantor to obtain a judgment or other legal process in respect of such Secured Obligation (other than in connection with the Collateral Documents), but any funds received in connection with any recovery therefrom shall be subject to the terms of this Agreement or (b) subject to §3.1(d), participating in any Bankruptcy Proceeding against any Grantor, including by filing any proof of claim, or requesting adequate protection or relief from stay, seeking dismissal or conversion or the appointment of a trustee or examiner.

5.2 Relation of Secured Parties. This Agreement is entered into solely for the purposes set forth herein, and no Secured Party assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Guarantor or of any other circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Secured Party specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of any Grantor and nothing contained herein shall limit or in any way modify any of the obligations of any Grantor to the Secured Parties.

5.3 Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral; Contesting Secured Obligations.

(a) Neither the Collateral Agent nor any Secured Party shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have set aside any lien or security interest granted to the Collateral Agent for the benefit of the Secured Parties or any Guaranty and each such party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests or Guaranties.

(b) Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Secured Party shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Secured Obligations by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and each Secured Party hereby waives any such right. Each Secured Party hereby waives any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure of any of the liens or security interests securing the Secured Obligations.

(c) Neither the Collateral Agent nor any Secured Party shall contest, directly or indirectly, the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Secured Obligations or join or otherwise support any Person in connection with any of the foregoing.

(d) Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

5.4 Acknowledgment of Guaranties. The Secured Parties hereby expressly acknowledge and agree that all Secured Parties shall be entitled to the same Guaranties.

5.5 Notice of Special Default. Each Secured Party (or any agent on its behalf) shall give the Collateral Agent prompt written notice of any Special Event of Default of which it has actual knowledge and shall note on such notice that it is a “Notice of Special Default” under this Agreement. Failure to give any such notice, however, does not constitute a waiver of any such Special Event of Default by the Secured Parties or the Collateral Agent. The Collateral Agent shall give each Secured Party a written notice (a “Notice of Special Default”) promptly after being so notified in writing by a Secured Party that a Special Event of Default has occurred and stating that such notice is a “Notice of Special Event of Default”. The Bank Agent agrees to give prompt notice to the Collateral Agent (and the Collateral Agent agrees to give prompt notice thereof to the Secured Parties) of (a) the refusal and continuance thereof for one Business Day by the 2005 Lenders to make any 2005 Advance requested by the Company (or the giving of written notice to the Company by the Bank Agent or the 2005 Lenders that any request for an 2005 Advance will not be honored) in accordance with the terms of the 2005 Credit Agreement when the commitments under the 2005 Credit Agreement have not expired or been terminated and (b) the termination of the commitments under the 2005 Credit Agreement to make 2005 Advances that constitute Lender Superpriority Obligations prior to the scheduled expiration date thereof. The Noteholder Agent agrees to give prompt notice to the Collateral Agent (and the Collateral Agent agrees to give prompt notice thereof to the Secured Parties) of (a) the refusal and continuance thereof for one Business Day by the 2006 Lenders to make any 2006 Advance requested by the Company (or the giving of written notice to the Company by the Noteholder Agent or the 2006 Lenders that any request for an 2006 Advance will not be honored) in accordance with the terms of the 2006 Credit Agreement when the commitments under the 2006 Credit Agreement have not expired or been terminated and (b) the termination of the commitments under the 2006 Credit Agreement prior to the scheduled expiration date thereof.

SECTION	6. MISCELLANEOUS.

6.1 Entire Agreement. This Agreement represents the entire Agreement among the Secured Parties.

6.2 Notices. All notices, requests, consents and other communications made pursuant to the provisions hereof shall be in writing and shall be delivered (a) personally, (b) by Federal Express or other nationally recognized overnight carrier, (c) by telecopier or (d) by electronic mail, at the address or telecopy number specified on Annex I hereof, or such other address or telecopy number as may be furnished in writing by a Secured Party to each other Secured Party and the Collateral Agent or by the Collateral Agent to each Secured Party by notice given in accordance with this Section. Notwithstanding the above, each of the Secured Parties agrees that the Collateral Agent may, but shall not be obligated to, provide notices, requests, consents and other communications under this Agreement to the Secured Parties by (i) electronic mail to the electronic mail address or addresses specified on Annex I hereof, or such other electronic mail address as may be furnished in writing by a Secured Party to the Collateral Agent, or (ii) posting such notices, requests, consents and other communications on IntraLinks™ or a substantially similar accepted electronic platform chosen by the Collateral Agent to be its electronic transmission system, all on terms and conditions and subject to agreements customary for creditor communication on IntraLinks™ or substantially similar accepted electronic platform. Each

Secured Party shall provide an address, telecopy number or electronic mail address to the Collateral Agent. Notices sent by facsimile transmission or electronic mail shall be deemed to have been given when sent and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Secured Parties and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Secured Obligations, and the term “Secured Party” shall include any such subsequent holder of Secured Obligations, wherever the context permits. No Person other than a Secured Party and the Collateral Agent shall have or be entitled to assert any rights or benefits hereunder or otherwise enforce any provisions of this Agreement. Any assignment by any Secured Party shall be specifically subject to such assignee agreeing to be bound by the terms of this Agreement. Any sale, assignment, transfer, negotiation or participation of the Secured Obligations shall be made, and automatically shall be, subject to this Agreement and to any notice given or other action taken hereunder at any time, and any such purchaser, assignee, transferee, participant or other recipient shall automatically be subject to the terms of this Agreement. No Secured Party shall transfer the Secured Obligations owing to it unless and until the transferee agrees to be bound by the terms and conditions of this Agreement by executing and delivering to the Collateral Agent a supplement hereto in the form of Exhibit A or Exhibit B, as applicable, appropriately completed. Each transferee of any Secured Obligations shall take such Secured Obligations subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken or authorized hereunder by each previous holder of such Secured Obligations prior to the receipt by the Collateral Agent of written notice of such transfer; and, except as expressly otherwise provided in such notice, the Collateral Agent may conclusively assume that the transferee named in such notice shall thereafter be vested with all rights and powers as a Secured Party under this Agreement (and the Collateral Agent may conclusively assume that no Secured Obligations have been subject to any transfer other than transfers of which the Collateral Agent has received such a notice). Upon the written request of any Secured Party, the Collateral Agent will provide such Secured Party with copies of any written notices of transfer received pursuant hereto.

6.4 Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Collateral Agent and the Required Secured Parties, provided that any amendment, waiver or consent of any provisions of this Agreement which increases the obligations of any of the Grantors under any Collateral Document shall be effective as to this Agreement but not with respect to the affected Collateral Document unless agreed to by the Company. Any term of the Collateral Documents may be amended, and the performance or observance by the parties to a Collateral Document of any term of such Collateral Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Required Secured Parties. Notwithstanding the foregoing, the Collateral Agent may, without the consent of the Required Secured Parties, amend the Collateral Documents (a) to add property hereafter acquired by any Grantor intended to be subjected to the Collateral Documents or to correct or amplify the description of any property subject to the Collateral Documents and (b) to cure any ambiguity or cure, correct or supplement any defective provisions of the Collateral Documents (so long as the same shall in no respect be adverse to the interest of any Secured Party). Notwithstanding the foregoing, without the prior consent of all of the Secured Parties, no amendment or modification of this Agreement or any Collateral Document shall (i) subordinate all or substantially all of the Collateral granted in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Collateral Documents; provided, however, that in the event any Grantor is the subject of a Bankruptcy Proceeding, the Collateral Agent shall consent to subordinate all or substantially all of the Collateral at the instructions of (1) if any Superpriority Obligations owing to the 2006 Lenders are outstanding, (a) 2005 Lenders holding at least 66 2/3% of the

Secured Obligations owing to the 2005 Lenders, (b) 2006 Lenders holding at least 66 2/3% of the Superpriority Obligations owing to the 2006 Lenders and (c) Noteholders other than the 2006 Lenders holding at least 66 2/3% of the Secured Obligations (for purposes of such 66 2/3% vote, Secured Obligations shall not include such obligations owing to the 2006 Lenders) owing to the Noteholders and (2) if no Superpriority Obligations owing to the 2006 Lenders are outstanding, (a) 2005 Lenders holding at least 66 2/3% of the Secured Obligations owing to the 2005 Lenders, and (b) Noteholders holding at least 66 2/3% of the Secured Obligations owing to the Noteholders, (ii) alter the order of allocation of the Secured Obligation Distributions to the Secured Obligations set forth in §4.1(a) or §4.1(b) or amend the defined terms to the extent used therein, (iii) amend or waive (x) the provisions of this §6.4 or (y) the definitions of Lender Superpriority Obligations, Noteholder Superpriority Obligations, Required Secured Parties, Required Noteholders, Required 2005 Lenders, Required 2006 Noteholders, Secured Parties, Secured Obligations, Secured Obligation Distributions, Superpriority Obligations or Special Event of Default, (iv) release all or substantially all of the Collateral granted in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Collateral Documents, or (v) release any of the Collateral (excluding Collateral permitted to be sold under Section 2.1(c) of Exhibit E of the May 2006 Waiver) granted in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Collateral Documents if all Net Cash Proceeds thereof will not be applied to the Secured Obligations. Notwithstanding anything herein or in any other Financing Document, the Required Secured Parties may consent (and no further consent shall be required) in writing to the sale, lease, assignment or other transfer of any Collateral or other assets and to the release by the Collateral Agent of any Lien thereon and the release of any Guaranties from any Guarantors being so sold or otherwise transferred if all Net Cash Proceeds thereof are applied to the Secured Obligations and such sale, lease, assignment or other transfer is not a sale, lease, assignment or other transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis. Notice of any such amendment or waiver shall be delivered promptly by the Collateral Agent to each Secured Party.

6.5 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.7 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.8 Continuing Agreement; Reinstatement. This Agreement shall constitute a continuing agreement which shall remain in effect until all Secured Obligations shall have been paid in full, at which time this Agreement shall terminate. Each party to this Agreement agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the proceeds of any Collateral is rescinded or must otherwise be restored by any party hereto, in any Bankruptcy Proceeding as though such payment had not been made.

6.9 Conflict with Other Agreements. The parties hereto agree that in the event of any conflict between the provisions of this Agreement and the provisions of any other agreement or instrument, the provisions of this Agreement shall control. The agreements herein (including without limitation the defined terms used therein) are solely for the benefit of the Secured Parties and their respective successors and assigns and no other Person (including without limitation any Grantor) shall have any right, remedy, claim, benefit, priority or other interest under, or because of the existence of, this Agreement.

6.10 Resolution of Drafting Ambiguities. Each party hereto acknowledges that it was represented by counsel in connection with this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

6.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, each of the parties herein has caused this Agreement to be executed as of the date first above written.

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ronald R. Valentine

Name:	Ronald R. Valentine

Title:	FVP

[Signature Page to Collateral Agency and Intercreditor Agreement]

HARRIS N.A.

By:	/s/ Lana Powers

Name:	Lana Powers

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

BANK OF AMERICA, N.A.

By:	/s/ John H. Woodiel III

Name:	John H. Woodiel

Title:	Senior Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Dale A. Clayton

Name:	Dale A. Clayton

Title:	SVP

Signature Page to Collateral Agency and Intercreditor Agreement

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ Robert A. Henry

Name:	Robert A. Henry

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

LLOYDS TSB BANK PLC

By:	/s/ Mario Del Duca

Name:	Mario Del Duca

Title:	Assistant Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Susan Kreutz

Name:	Susan Kreutz

Title:	Assistant Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

COMERICA BANK

By:	/s/ Jeffrey E. Peck

Name:	Jeffrey E. Peck

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

ALLIED IRISH BANKS PLC

By:	/s/ Shreya Shah

Name:	Shreya Shah

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

FIFTH THIRD BANK, EASTERN MICHIGAN

By:	/s/ Thomas J. Fischer

Name:	Thomas J. Fischer

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

2006 Lenders:

ING INVESTMENT MANAGEMENT LLC,
as Administrative Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons

Title:	Senior Vice President

By:	/s/ Gregory R. Addicks

Name:	Gregory R. Addicks

Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY COMPANY
By:	ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons

Title:	Senior Vice President

By:	/s/ Gregory R. Addicks

Name:	Gregory R. Addicks

Title:	Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA

By:	/s/ Roi G. Chandy

Name:	Roi G. Chandy

Title:	Director

Signature Page to Collateral Agency and Intercreditor Agreement

2002 Noteholders:

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

METROPOLITAN TOWER LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

METLIFE INSURANCE COMPANY OF CONNECTICUT
(f/k/a THE TRAVELLERS INSURANCE COMPANY),
for itself and two of its separate accounts

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

Signature Page to Collateral Agency and Intercreditor Agreement

RELIASTAR LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY COMPANY
By:	ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons

Title:	Senior Vice President

By:	/s/ Gregory R. Addicks

Name:	Gregory R. Addicks

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

MANULIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

JOHN HANCOCK INSURANCE COMPANY OF VERMONT

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

Signature Page to Collateral Agency and Intercreditor Agreement

PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston

Title:	Second Vice President and Counsel

By:	/s/ James C. Fifield

Name:	James C. Fifield

Title:	Counsel

Signature Page to Collateral Agency and Intercreditor Agreement

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins

Name:	Lori E. Hopkins

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:	/s/ W. Hardee Mills

Name:	W. Hardee Mills

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Roi G. Chandy

Name:	Roi G. Chandy

Title:	Director

Signature Page to Collateral Agency and Intercreditor Agreement

PACIFIC LIFE INSURANCE COMPANY
(Nominee: Mac & Co.)

By:	/s/ Bernard J. Dougherty

Name:	Bernard J. Dougherty

Title:	Assistant Vice President

By:	/s/ Peter S. Fiek

Name:	Peter S. Fiek

Title:	Assistant Secretary

Signature Page to Collateral Agency and Intercreditor Agreement

REASSURE AMERICA LIFE INSURANCE COMPANY

By:	Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallie

Name:	John H. DeMallie

Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallie

Name:	John H. DeMallie

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

By:	Advantus Capital Management, Inc.

By:	/s/ E. A. Bergland

Name:	E. A. Bergland

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

THE OHIO CASUALTY INSURANCE COMPANY

By:	/s/ Paul Gerard

Name:	Paul Gerard

Title:	Senior Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

SECURITY FINANCIAL LIFE INSURANCE CO.

By:	/s/ Kevin W. Hammond

Name:	Kevin W. Hammond

Title:	Senior Director—Investment

Signature Page to Collateral Agency and Intercreditor Agreement

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, its Investment Manager

By:	/s/ David R. Miller

Name:	David R. Miller

Title:	Managing Director

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, its Investment Manager

By:	/s/ David R. Miller

Name:	David R. Miller

Title:	Managing Director

Signature Page to Collateral Agency and Intercreditor Agreement

2005 NOTEHOLDERS:

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its
Investment Manager

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

METLIFE INVESTORS INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its
Investment Manager

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta

Title:	Director

Signature Page to Collateral Agency and Intercreditor Agreement

RELIASTAR LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY COMPANY

By:	ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons

Title:	Senior Vice President

By:	/s/ Gregroy R. Addicks

Name:	Gregory R. Addicks

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A)

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

MANULIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier

Title:	Authorized Signatory

Signature Page to Collateral Agency and Intercreditor Agreement

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, its

authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston

Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James C. Fifield

Title:	Counsel

RGA REINSURANCE COMPANY

By:	Principal Global Investors, LLC, its

authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston

Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James C. Fifield

Title:	Counsel

By:

AVIVA LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, its

authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston

Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James C. Fifield

Title:	Counsel

COMERICA BANK & TRUST, NATIONAL ASOSCIATION, Trustee to the Trust created by Trust Agreement dated October 1, 2002

By:	/s/ Xina Stewart

Name:	Xina Stewart

Title:	Relationship Mgr. V.P.

Signature Page to Collateral Agency and Intercreditor Agreement

IDS LIFE INSURANCE COMPANY

By:	/s/ Thomas W. Murphy

Name:	Thomas W. Murphy

Title:	Vice President-Investments

IDS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Thomas W. Murphy

Name:	Thomas W. Murphy

Title:	Vice President-Investments

Signature Page to Collateral Agency and Intercreditor Agreement

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins

Name:	Lori E. Hopkins

Title:	Vice President

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins

Name:	Lori E. Hopkins

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:	/s/ W. Hardee Mills

Name:	W. Hardee Mills

Title:	Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:	/s/ W. Hardee Mills

Name:	W. Hardee Mills

Title:	Vice President

Signature Page to Collateral Agency and Intercreditor Agreement

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue

Title:	Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue

Title:	Managing Director

FORT DEARBORN LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue

Title:	Managing Director

Signature Page to Collateral Agency and Intercreditor Agreement

SECURITY FINANCIAL LIFE INSURANCE CO.

By:	/s/ Kevin W. Hammond

Name:	Kevin W. Hammond

Title:	Senior Director—Investment

Signature Page to Collateral Agency and Intercreditor Agreement

CONSENT AND AGREEMENT

Each of the undersigned hereby consents to the provisions of the foregoing Agreement and the transactions contemplated thereby and agrees to be bound by any terms or provisions applicable to it, but any amendment of the Agreement not consented to in writing by each of the undersigned shall not affect the obligations of the undersigned under the foregoing Agreement. Without limiting the foregoing, each of the undersigned further agrees (i) that, by reason of the deemed sale and purchase provided for by §4.1(c), any payments or distributions received by any party to the foregoing Agreement which must be paid over to the other party thereto shall reduce the Secured Obligations of the undersigned to the party to whom such payments and distributions must be paid over to and shall not reduce the Secured Obligations of such party which must pay over such payments or distributions, and (ii) to recognize all priorities and other rights granted by the foregoing Agreement to the parties thereto.

The Company and the Guarantors jointly and severally agree to pay or reimburse the Collateral Agent for the payment of (i) the Attorney Costs of the Collateral Agent, in connection with the preparation, execution, delivery and administration of the foregoing Agreement and the Collateral Documents and the consummation of the transactions contemplated thereby, and in connection with advising the Collateral Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the foregoing Agreement, the Collateral Documents, and the consummation of the transactions contemplated thereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Collateral Agent (including all Attorney Costs and whether incurred through negotiations, legal proceedings or otherwise) in connection with any enforcement of, or the exercise or preservation of any rights under, the foregoing Agreement or any of the Collateral Documents. The Company and the Guarantors jointly and severally agree to pay the Collateral Agent all reasonable fees and expenses of the Collateral Agent in connection with its administration and monitoring of the Collateral. The Company and the Guarantors jointly and severally hereby indemnify and shall hold the Collateral Agent and its officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Collateral Agent or any such Person may incur or which may be claimed against any of them with respect to the execution, delivery, enforcement, performance and administration of the foregoing Agreement or any Collateral Document; provided, however, the Company and the Guarantors shall not be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Collateral Agent.

PROQUEST COMPANY

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Senior Vice President and Chief Financial Officer

PROQUEST BUSINESS SOLUTIONS, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

PROQUEST INFORMATION AND LEARNING COMPANY

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

VOYAGER EXPANDED LEARNING, L.P.

By:	Pro Quest Learning I, LLC, as General Partner

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PRO QUEST CONTENT OPERATIONS, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST OUTDOOR SOLUTIONS

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SIRS PUBLISHING, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SOFTLINE INFORMATION, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

NORMAN ROSS PUBLISHING, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

BIGCHALK, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

HOMEWORKCENTRAL.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

COPLEY PUBLISHING GROUP, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

LEARNINGPAGE.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SERIALS SOLUTION, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

VEL HOLDING CORP.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST LEANING I, LLC

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST LEARNING II, LLC

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST ALISON, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SYNCATA CORPORATION

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

VOYAGER HOLDING CORPORATION

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

COPLEY PUBLISHING GROUP, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

EXHIBIT A

FORM OF ACKNOWLEDGEMENT TO

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT FOR LENDERS

Reference is hereby made to the Collateral Agency and Intercreditor Agreement dated as of May 2, 2006 (the “Intercreditor Agreement”), among the Secured Parties (as defined therein) of ProQuest Company, a Delaware corporation (the “Company”) and LaSalle Bank Midwest National Association, as Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

The undersigned is the assignee of                     , a Lender]. The undersigned acknowledges the terms of the Intercreditor Agreement and agrees to be bound thereby.

as a Lender

By:

Print Name:

Title:

Notice Address:

EXHIBIT A

(to Collateral Agency and Intercreditor Agreement)

1

EXHIBIT B

FORM OF ACKNOWLEDGEMENT TO

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT FOR SUCCESSOR NOTEHOLDERS

Reference is hereby made to the Collateral Agency and Intercreditor Agreement dated as of May 2, 2006 (the “Intercreditor Agreement”), among the Secured Parties (as defined therein) of ProQuest Company, a Delaware corporation (the “Company”) and LaSalle Bank Midwest National Association, as Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

The undersigned has [become a party to a 2005 Note Purchase Agreement][become a party to a 2002 Note Purchase Agreement][become a party to a 2006 Credit Agreement] with the Company and desires to become a Noteholder. The undersigned acknowledges the terms of the Intercreditor Agreement and agrees to be bound thereby.

as a Noteholder

By:

Print Name:

Title:

Notice Address:

EXHIBIT B

(to Collateral Agency and Intercreditor Agreement)

1

Annex I

[Addresses, telecopy numbers and e-mail addresses for notices to Secured Parties]

1